                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2004

                       SKYWAY COMMUNICATIONS HOLDING CORP.
               (Exact name of registrant as specified in charter)

           Florida                    000-32033                 65-0881662
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

 6021 142nd Ave. North, Clearwater, FL                          33760
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (727) 535-8211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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ITEM 8.01       OTHER EVENTS

        On November 15, 2004, we filed form 8K to report and file a press release regarding "Lantax Prepared To Fund SkyWay Communications Holding Corp. With $24
Million." We are filing this amended 8K to clarify and update certain statements made therein.

        On December 16, 2004, the Company signed a Collateralized Loan Agreement with Lantex, LTD. which provides up to $24 million in loans that will be collateralized with shares of our common stock at a rate of 85% loan to value.
The loan matures with all principle due on December 8, 2009, interest payable quarterly commencing on March 9, 2005 at a rate of Prime plus 1%. Origination fees of 3% of principle and 2% of collateral value will be charged and deducted at closing.

        Lantex has discussed with us that they will fund loans based on certain operating milestones which are not yet finalized and are subject to change at any time. There are no obligations for Lantex to fund the loan amounts. As a result of the foregoing, there are no assurances that we will agree to or meet any milestones or that any or all of the loan amounts will be provided.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

        99.1 Collateralized Loan Agreement with Lantex, Ltd.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Skyway Communications Holding Corp.

Date:  December 17, 2004                    /s/ Jim Kent
                                            Jim Kent
                                            Chief Executive Officer